Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amgen Nonqualified Deferred Compensation Plan of our reports dated February 14, 2017, with respect to the consolidated financial statements and schedule of Amgen Inc., and the effectiveness of internal control over financial reporting of Amgen Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2016, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Los Angeles, California

March 15, 2017